UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2004

Commission File No.: 000-49816

URBANALIEN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0503197
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5180 Orbitor Drive, Mississauga, Ontario, Canada	L4W 5L9
(Address of principal executive offices)	(Zip code)

(905) 629-6677

(Registrant's telephone number, including area code)

N/A

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-

12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective December 27, 2004, Urbanalien Corporation (the “Registrant”) and Synchroncity Financial Limited, majority shareholder of the Registrant (“Seller”), entered into a stock purchase agreement with Nevada Fund, a Nevada corporation ("Purchaser"), to sell 39,444,000 shares of the common stock of the Registrant (the “Stock Purchase”). The stock purchase agreement is attached as an exhibit to this Current Report.

There are 50,000,000 shares of common stock authorized of Urbanalien, $.001 par value per share, of which approximately 50,000,000 shares of common stock are issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value per share, of which no shares are issued and outstanding. Pursuant to a change in control that occurred on June 7, 2004, the Registrant was obligated to issue 39,444,000 shares to Seller that are the subject of this current Stock Purchase. Except for 8,022,500 shares of common stock the right to the issuance of which is being assigned herein, all of the outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights.

The amount of consideration for the 39,444,000 shares of the Registrant was determined following negotiations between the Registrant, Seller and Purchaser and is set forth in the stock purchase agreement executed between the Registrant, Seller and Purchaser.

The Registrant's board of directors determined that the terms of the Stock Purchase are reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the Stock Purchase were fair from a financial point of view.

Upon consummation of the Stock Purchase, the Registrant will undertake actions so that the company will effectuate a 1:17 reverse split of the common shares of the company.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

It is not practicable to file the required historical financial statements of Registrant at this time. Accordingly, pursuant to Item 7(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(b)

Pro forma financial information.

It is not practicable to file the required pro forma financial information of Purchaser Card Services, Inc. at this time. Accordingly, pursuant to Item 7(a)(4) of Form 8-K, the Registrant will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(c)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
2.1	Stock Purchase Agreement between the Registrant, Seller and Purchaser Corp.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Urbanalien Corporation

January 7, 2005

/s/ Peter Verbeek

Peter Verbeek,

Chief Executive Officer, and

Chief Financial Officer